EXHIBIT 21.01

SUBSIDIARIES OF MARTIN MARIETTA MATERIALS, INC.
AS OF MARCH 20, 2003

Name of Subsidiary	Percent Owned

Alamo Gulf Coast Railroad Company, a Texas corporation	99.5%[1]

Alamo North Texas Railroad Company, a Texas corporation	99.5%[2]

American Aggregates Corporation, a Delaware corporation	100%

American Stone Company, a North Carolina corporation	50%[3]

B&B Materials and Hauling, Inc., a Texas corporation	100%[4]

Bahama Rock Limited, a Bahamas corporation	100%

Central Rock Company, a North Carolina corporation	100%

City Wide Rock & Excavating Co., a Nebraska corporation	100%

Fredonia Valley Railroad, Inc., a Delaware corporation	100%

Granite Canyon Quarry, a Wyoming joint venture	51%[5]

Harding Street Corporation, a Delaware corporation	100%

J.W. Jones Materials, LLC, a Delaware limited liability company	100%

Martin Marietta Composites, Inc., a Delaware corporation	100%

Martin Marietta Equipment Company, Inc., a Delaware corporation	100%

Martin Marietta Equipment Leasing, LLC, a Delaware limited
liability company	100%

[1] Alamo Gulf Coast Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).
[2] Alamo North Texas Railroad Company is owned by Martin Marietta Materials Southwest, Ltd. (99.5%) and certain individuals (0.5%).
[3] Central Rock Company, a wholly-owned subsidiary of Martin Marietta Materials, Inc., owns a 50% interest in American Stone Company.
[4] B&B Materials and Hauling, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.
[5] Meridian Granite Company, an indirect wholly-owned subsidiary of Martin Marietta Materials, Inc., owns a 51% interest in Granite Canyon Quarry.

Martin Marietta Magnesia Specialties, LLC, a Delaware limited liability company	100%

Martin Marietta Materials Canada Limited, a Nova Scotia, Canada corporation	100%

Martin Marietta Materials of Alabama, LLC, a Delaware limited liability company	100%[6]

Martin Marietta Materials of Florida, LLC, a Delaware limited liability company	100%

Martin Marietta Materials of Louisiana, Inc., a Delaware corporation	100%

Martin Marietta Materials of Missouri, Inc., a Delaware corporation	100%

Martin Marietta Materials Real Estate Investments, Inc., a Delaware corporation	100%

Martin Marietta Materials Southwest, Ltd., a Texas limited partnership	100%[7]

Martin Marietta Materials of Tennessee, Inc., a Delaware corporation	100%

Material Producers, Inc., an Oklahoma corporation	100%[8]

Menefee Crushed Stone Company, a Tennessee corporation	100%[9]

Meridian Aggregates Company, a Limited Partnership, a Delaware limited partnership	98%[10]

Meridian Aggregates Investments, LLC, a Delaware limited liability company	100%[11]

Meridian Granite Company, a Delaware corporation	100%[12]

Mid-State Construction & Materials, Inc., an Arkansas corporation	100%[13]

Norman Asphalt Co., an Oklahoma corporation	100%[14]

[6] Martin Marietta Materials of Alabama, LLC is a wholly-owned subsidiary of American Aggregates Corporation.
[7] Martin Marietta Materials Southwest, Ltd. is owned 2% by Southwest I, LLC and 98% by Southwest II, LLC.
[8] Material Producers, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.
[9] Menefee Crushed Stone Company is a wholly-owned subsidiary of Martin Marietta Materials of Tennessee, Inc.
[10] Meridian Aggregates Company, a Limited Partnership is owned 98% by Meridian Aggregates Investments, LLC. The remaining 2% is owned by Martin Marietta Materials, Inc.
[11] Meridian Aggregates Investments, LLC is owned 99% by Martin Marietta Materials, Inc. and 1% by Martin Marietta Materials Real Estate Investments, Inc.
[12] Meridian Granite Company is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership
[13] Mid-State Construction & Materials, Inc. is a wholly-owned subsidiary of Martin Marietta Materials of Arkansas, Inc.
[14] Norman Asphalt Co. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.

OK Sand & Gravel, LLC, a Delaware limited liability company	99%[15]

Quarry, Inc., a Texas corporation	100%[16]

R&S Sand & Gravel, LLC, a Delaware limited liability company	100%[17]

Rebco Trucking Company, Inc., a Louisiana corporation	100%[18]

Rebel Sand & Gravel Company, Inc., a Louisiana corporation	100%[19]

Redland Development Company, a Texas corporation	100%[20]

Redland Park Development Limited Partnership, a Texas limited partnership	100%[21]

Redland Stone Development Company, a Texas corporation	100%[22]

Red River Trucking Company, a Delaware corporation	100%[23]

Rocky Ridge, Inc., a Nevada corporation	100%

Sha-Neva, Inc., a Nevada corporation	100%

Southwest I, LLC, a Delaware limited liability company	100%

Southwest II, LLC, a Delaware limited liability company	100%

Superior Stone Company, a North Carolina corporation	100%

Theodore Holding, LLC, a Delaware limited liability company	60.7%[24]

Valley Stone LLC, a Virginia limited liability company	50%[25]

[15] Martin Marietta Materials, Inc. is the manager of and owns a 99% interest in OK Sand & Gravel, LLC.
[16] Quarry, Inc. is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.
[17] Martin Marietta Materials, Inc. is the manager of and owns a 90% interest in R&S Sand & Gravel, LLC. The other 10% is owned by
Harding Street Corporation, a wholly-owned subsidiary of Martin Marietta Materials, Inc.
[18] Rebco Trucking Company, Inc. is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[19] Rebel Sand & Gravel Company, Inc. is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[20] Redland Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.
[21] Redland Park Development Limited Partnership is owned 100% by Martin Marietta Materials Southwest, Ltd. directly and through its subsidiaries.
[22] Redland Stone Development Company is a wholly-owned subsidiary of Martin Marietta Materials Southwest, Ltd.
[23] Red River Trucking Company is a wholly-owned subsidiary of Meridian Aggregates Company, a Limited Partnership.
[24] Superior Stone Company, a wholly-owned subsidiary of Martin Marietta Materials, Inc., is the manager of and owns a 60.7% interest in Theodore Holding, LLC.
[25] Martin Marietta Materials, Inc. is the manager of and owns a 50% interest in Valley Stone LLC.